Exhibit (23)(ii)

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of Forethought Life Insurance Company of our report dated March 23, 2021 relating to the statutory financial statements of Forethought Life Insurance Company, which appears in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 14, 2023